MICON	Exhibit 4.16
International Limited

IAN R. WARD, P.ENG

As an author of this report, I, Ian R. Ward do hereby certify that:

1.

I am employed as the President and Principal Metallurgist by, and carried out this assignment for:  Micon International Limited, Suite 900, 390 Bay Street, Toronto, Ontario M5H 2Y2, tel (416) 362-5135 fax (416) 362-5763.

2.

This certificate applies to the technical report titled “Las Crucitas Gold Project, N1 43-101 Technical Report Summary of the Bankable Feasibility Study and Addendum Report” dated February 2007, prepared for Industrias Infinito S.A. and Vannessa Ventures Ltd.

3.

I hold the following academic qualifications:

B.Sc. (Hons) Minerals Engineering, The University of Birmingham, U.K. 1968

4.

I am a registered Professional Engineer of Ontario (membership number 48869010); as well, I am a member in good standing of the Canadian Institute of Mining, Metallurgy and Petroleum;

5.

I have worked as a metallurgist in the minerals industry and in consulting engineering companies for the last 39 years.  My work experience includes the management of technical and feasibility studies, management of metallurgical testwork programs and the design of numerous mineral processing plants;

6.

I am familiar with N1 43-101 and, by reason of education, experience and professional registration; I fulfill the requirements of a Qualified Person as defined in N1 43-101.

7.

I have not visited the property which is the subject of this report;

8.

I managed the preparation by Micon of the detailed Feasibility Study of the project and the subsequent Addendum Study, and I am responsible for Sections 16, 18.2, 18.8, 18.9, 18.10, 18.11, 18.12 and portions of Section 1 of the report.  I am also responsible for Sections 18.4, 18.7, and 18.13 of the report, which incorporate information collected by Vannessa Ventures Ltd. personnel, which I have reviewed and accept;

9.

I am independent of the parties involved in the transaction for which this report is required, other than providing consulting services;

10.

I have no prior involvement with the property of the issuer.

11.

I have read N1-43-101 and I consider that this report has been prepared in compliance with the instrument,

12.

As of the date of this certificate, to the best of my knowledge, information and belief, the technical report contains all scientific and technical information that is required to be disclosed to make the technical report not misleading.

13.

I consent to the filing of the report with any Canadian stock exchange or securities regulatory authority, and any publication by them of the report.

Dated February 21, 2007

“Ian R. Ward”

Ian R. Ward P.Eng.

MICON	Exhibit 4.16
International Limited

MANI VERMA, P.ENG

As the co-supervisory of this report entitled “Las Crucitas Gold Project Ni 43-101”, I Mani Verma do hereby certify that:

1.

I am an associate of  Micon International Limited, Suite 900, 390 Bay Street, Toronto, Ontario M5H 2Y2, Tel: (416) 362-5135 Fax: (416) 362-5763, e-mail  mverma@micon-international.com;

2.

I hold the following academic qualifications:

B.Eng. (Mining)

Sheffield University, UK 1963

M. Eng. (Mineral Economics)

McGill University 1981

3.

I am a registered Professional Engineer with the Professional Engineers of Ontario;  as well, I am a member in good standing of other technical associations and societies, including:

The Canadian Institute of Mining and Metallurgy (Toronto Branch);

4.

I have worked as a mining engineer in the minerals industry for over 25 years;

5.

I have read NI 43-101 and Form 43-101 F1 and, by reason of education, experience and professional registration, I fulfill the requirements of a Qualified Person as defined in NI 43-101;

6.

This report has been prepared in compliance with the criteria set forth in NI 43-101 and Form 43-101 F1;

7.

I supervised the work performed by other Micon staff in developing Sections 17.2 and 18.1 of the report, plus the development of mine operating costs in Section 18.9, and am responsible for these sections of the report.

8.

I have not visited the property which is the subject of this report;

9.

I have had no prior involvement with the property that is the subject of this Technical Report;

10.

I am not aware of any material fact, or change in reported information, in connection with the subject property, not reported or considered by me, the omission of which makes this report misleading;

11.

I am independent of the parties involved in the transaction for which this report is required, other than providing consulting services;

12.

I consent to the filing of the report with any Canadian stock exchange or securities regulatory authority, and any publication by them of the report.

Dated this 21st day of February, 2007

“Mani M. Verma”

Mani M. Verma, P.Eng.